Exhibit 10.12

AMENDMENT NO. 1

TO

LOAN AND SECURITY AGREEMENT

This Amendment No. 1 to Loan and Security Agreement (this “Amendment”) is dated as of January 23, 2015 (the “First Amendment Date”) and is entered into by and among EDGE THERAPEUTICS, INC., a Delaware corporation, and each of its subsidiaries (hereinafter collectively referred to as the “Borrower”), the several banks and other financial institutions or other entities from time to time party hereto (collectively, “Lender”) and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation, in its capacity as administrative agent for itself and Lender (“Agent”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

Recitals

A.                 Borrower, Agent and Lender have entered into that certain Loan and Security Agreement dated as of August 28, 2014 (as may be amended, restated, or otherwise modified, the “Loan Agreement”), pursuant to which Lender has agreed to extend and make available to Borrower certain advances of money.

B.                 Borrower, Agent and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.             Amendments.

1.1              Section 1.1(a). The definitions of “First Draw Period” and “First Milestone Event” are hereby amended and restated in their entirety as follows:

“First Draw Period” means the period commencing upon the occurrence of the First Milestone Event and ending on the earlier to occur of (i) January 31, 2015, and (ii) an Event of Default.

“First Milestone Event” means confirmation by Agent that Borrower has received, after July 21, 2014, but on or prior to December 31, 2014, unrestricted and unencumbered gross cash proceeds in an amount of equal to or greater than Fifteen Million Dollars ($15,000,000) from the issuance and sale by Borrower of its equity securities and/or Subordinated Indebtedness in a transaction or a series of transactions in each case with Borrower’s existing investors and investors reasonably acceptable to Agent.

2.             Borrower’s Representations And Warranties. Borrower represents and warrants that:

2.1              Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Agent or Lender.

2.2              Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment.

2.3              The certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Lender on the Closing Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect.

2.4              The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower.

2.5              This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights; and

2.6              As of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations. Borrower acknowledges that Lender and Agent have acted in good faith and has conducted in a commercially reasonable manner its relationships with Borrower in connection with this Amendment and in connection with the Loan Documents.

Borrower understands and acknowledges that Agent and Lender are entering into this Amendment in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

3.             Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Agent or Lender may now have or may have in the future under or in connection with the Loan Agreement (as amended hereby) or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

4.             Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

4.1              Amendment. Borrower, Agent and Lender shall have duly executed and delivered this Amendment to Agent.

4.2              Payment of Lender and Agent Expenses. Borrower shall have paid all Agent and Lender Expenses (including all reasonable attorneys' fees and reasonable expenses) incurred through the date of this Amendment.

5.             Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment. This Amendment may be executed by facsimile, portable document format (.pdf) or similar technology signature, and such signature shall constitute an original for all purposes.

6.             Incorporation By Reference.  The provisions of Section 11 of the Agreement shall be deemed incorporated herein by reference, mutatis mutandis.

7.             Second Term Loan Commitment replaced.  For the avoidance of doubt, the $3,000,000 commitment for the second Term Loan Advance set forth in the second sentence of Section 2.1(a) of the Loan Agreement in effect prior to this Amendment has expired and for the abundance of caution, is terminated in full and is now replaced by the second Term Loan commitment set forth in this Amendment.

In Witness Whereof, the parties have duly authorized and caused this Amendment to be executed as of the date first written above.

BORROWER:

EDGE THERAPEUTICS, INC.

Signature:	/s/ Andrew J. Einhorn

Print Name:	Andrew J. Einhorn

Title:	Chief Financial Officer

Accepted in Palo Alto, California:

AS AGENT AND LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

Signature:	/s/ Ben Bang

Print Name:	Ben Bang

Title:	Associate General Counsel